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                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:  Jerry M. Walker, President
          (602) 607-4011

                 UNISON HEALTHCARE TO RESTATE FINANCIAL RESULTS

Scottsdale, Arizona (March 19, 1997) -- Last week, on March 11, 1997, Unison HealthCare Corporation (Nasdaq/NM:UNHC) announced that it expected to restate its previously issued financial results for the nine months ended September 30, 1996. It reported that the restatement was estimated to result in a reduction in the nine month year-to-date results of $5 to $6 million pre-tax, or $3 to $3.6 million after tax. The restatement for the nine months ended September 30, 1996, is necessary to correct certain inaccuracies generated by the accounting systems of the Company which have been identified during the course of the 1996 audit.

        With regard to the consolidated income statement, revenues are expected to be reduced by approximately $3.7 million and expenses are expected to be increased by approximately $2.3 million. After consideration of the estimated impact of income taxes, the previously reported net income of the Company for the nine months ended September 30, 1996, is expected to be reduced by approximately $3.6 million, or $0.93 per share.

        The reductions in revenue are primarily due to reductions in the amounts of estimated Medicare third-party settlements expected to be realized by the Company in connection with unfiled cost reports for 1996. Increases in expenses are primarily related to adjustments to record (1) previously unrecorded accounts payable and accrued expenses, (2) amortization of prepaid expenses, and
(3) amortization of intangible assets.

        The adjustments to the consolidated balance sheet of the Company as of September 30, 1996, are expected to result in a net reduction in total assets of approximately $900,000 and a net increase of approximately $2.6 million to total liabilities. The combined effect of these adjustments is a reduction in total stockholders' equity of approximately $3.6 million.

        The precise amount of the restatement and the impact on each balance sheet and income statement account will not be known until the audit of the full year 1996 is completed by the Company's independent auditors, Ernst &
Young LLP. This release contains estimates based on currently available information. It is possible that the completion of the audit of 1996 will result



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UNHC Restates Nine Months Results
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March 19, 1997

in changes in the estimates contained herein. The restatements are primarily related to 1996 financial performance. While the Company believes that the reported range of adjustments to income is sufficient to cover the actual amounts which will be recorded upon the completion of the audit, it is possible that the actual amounts may vary from or exceed the estimates.

        The Board of Directors has established a special executive committee to assist and work more closely with management during the coming months. The members of the special executive committee include Mr. Bruce H. Whitehead, chairman of the Board of Directors, Mr. David A. Kremser, and Mr. John T. Lynch, Jr., chairman of the audit committee. Mr. Kremser has been appointed chairman of the executive committee.

        In addition, the Board of Directors has engaged the law firm of Brown, Parker & Leahy L.L.P. of Houston, Texas, to conduct a special review of the facts and circumstances surrounding the restatement, assisted by the accounting firm of Price Waterhouse LLP.

        The Board of Directors of the Company has accepted the resignations, effective immediately, of Paul J. Contris, executive vice president, acquisitions, (formerly chief accounting officer) and a member of the Board, and Craig R. Clark, executive vice president, chief financial officer, and a member of the Board. The Company has begun an immediate search for a new chief financial officer. In the interim, Jerry M. Walker, president and chief executive officer, with the assistance of Mr. Kremser and the other members of the special executive committee, will fulfill the duties of the senior financial executive of the Company. Both Mr. Kremser and Mr. Walker are certified public accountants. Mr. Kremser is the former president and majority owner of Signature Health Care, which became a Unison subsidiary on October 31, 1996.

        The Company has taken and is taking vigorous actions to correct the conditions which resulted in the restatements. The conversion to a new general ledger and accounts payable system is underway and is expected to be completed by April 30, 1997. Installation of a new labor time keeping and payroll system has just begun and is expected to be completed by June 30, 1997. These new accounting information systems, together with a complete review of the policies and procedures related to general ledger, accounts payable and payroll, are expected to substantially improve the quality, timeliness and accuracy of the accounting information.

        The Company also announced that it had initiated a cost-reduction program that resulted in the reduction of 26 members of corporate staff. The annual savings to the Company is projected to be $1.2 million.

        In addition, the Company is evaluating its operational performance. The objective is to reduce the costs of operations at the facility level, improve staffing ratios, and, in general, ensure that the Company's facilities are being operated as efficiently as possible.

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UNHC Restates Nine Months Results
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March 19, 1997

        The Company also announced on March 11, 1997, that it expects the announcement of its financial results for the year ended December 31, 1996, to be delayed and that it may not be able to file its annual report on Form 10-K within the required time. These delays are expected to result from the expansion of the annual audit examination now being conducted by the Company and Ernst & Young to resolve the recently identified inaccuracies in the accounting systems. The Company now expects to resolve the recently identified inaccuracies in the accounting systems, The Company now expects the filing of its annual report on Form 10-K to be no later than May 15, 1997. The Company anticipates no delays in meeting deadlines for the filing of its quarterly reports on Form 10-Q during the course of 1997.

        While the audit examination has not been completed, it is likely, based on the circumstances described above regarding the restatement of the nine months ended September 30, 1996, that the results for the fourth quarter of 1996 and for the year ended December 31, 1996, will be substantially below previous market expectations.

        The Company is currently conducting a review of its expectations for 1997 based upon the information which has lead to the restatement and the events which have occurred since the March 11, 1997, announcement.

        Jerry M. Walker, president, said, "The inaccuracies in our accounting systems are being vigorously addressed and corrected. We are conducting an in-depth examination of all financial and operational issues. Our professional staff members are working diligently to complete the implementation of new policies and procedures to strengthen internal controls and the conversion of accounting systems. We have and will continue to take all actions which are necessary to establish and maintain accurate books and records.

        "We understand that this announcement of a restatement to the nine months ended last September has had a detrimental impact on our position in the financial market. I want to assure everyone who has been associated with Unison that we are determined to take the corrective actions necessary to strengthen and restore the financial position and the operating performance of the Company."

        Unison HealthCare Corporation is a provider of quality long-term and specialty health care services. The Company provides a broad range of health care services including nursing care, rehabilitation therapy, pharmacy and other specialized services primarily to subacute patients.

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THE STATEMENTS APPEARING ABOVE, WHICH ARE NOT HISTORICAL FACTS, ARE
FORWARD-LOOKING STATEMENTS SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ESTIMATES SET FORTH IN THE FORWARD-LOOKING STATEMENTS, INCLUDING THE NECESSARY USE OF ESTIMATES IN FINANCIAL STATEMENTS, UNCERTAINTIES IN THE APPLICATION OF ACCOUNTING PRINCIPLES TO THE UNDERLYING FACTS, JUDGMENTS AS TO TIMING ISSUES AND OTHER RISKS.